Exhibit 99.1

Platinum Research Organization, Inc. PLRO Fact Sheet May 4, 2007

Price (5-4-07)	$0.885	Shares Outstanding	75.0M
Price Range	$0.89 - 5.83	Fully Diluted Shares	102.5M
Avg. Volume 3 mo.	754.7k Shares	Shares in Float	20.0M
Symbol	PLRO	Market Cap	$90.7M
Headquartered	Dallas, TX	Website	www.TechroBond.com

Platinum Research Organization, Inc. (PRO) is focused on becoming the leader in the design, development and commercialization of patented high-performance lubricants and coatings. PRO’s products will be marketed under the trade name TechroBond™ for automotive, aviation, industrial and consumer aftermarkets. PRO’s proprietary lubricant additives offer substantial economic and environmental advantages over those additives currently used in commercial lubricants and compounds. Broad applications for TechroBondTM lubricants will provide diverse market opportunities for PRO’s technology. PRO’s formulations and processes are protected by a series of U.S. patents, patent applications, and continuation-in-art applications and trade secrets.

Since its inception, PRO has worked to build alliances with key industry and research organizations. PRO’s technical team includes scientists from the University of Texas at Arlington, engineers, and other independent consultants from the lubricant, catalyst and chemical industries. Additionally, several product development relationships are underway with international chemical and petrochemical companies, as well as with end users such as major automakers, international aircraft manufacturers and metal producers.

The major market opportunity for TechroBond™ is in replacing a substantial quantity of the ZDDP (zinc dialkyl dithio phosphate), the most prevalent anti-wear agent currently used in engine oils and in the U.S. lubricant markets. In the U.S., ZDDP is a $180 million annual market. It is one of the most extensively used additives in passenger car and heavy duty truck engine oils. Currently, regulatory steps are underway in the United States which could require the automobile industry to substantially reduce or eliminate ZDDP in domestic engine oil formulations, as it is one of the largest contributors to noxious tailpipe emissions.

The EPA has mandated that all automobile manufacturers certify their engines to meet CO, HC and NOX emission standards for 120,000 miles of operation. This federal mandate becomes increasingly more severe with time. The penalties imposed on U.S. automakers for noncompliance with these more stringent requirements may force the automotive industry to either make costly hardware improvements, or substantially reduce the amount of ZDDP used in engine oils within the domestic market. This is because ZDDP contains phosphorus and sulfur which deactivates the vehicle emission catalyst. While management is certain that automakers do not want to increase their hardware costs to address the proposed EPA requirements, they also believe that, to date, there is no commercially available economic alternative to ZDDP.

Other potential applications of PRO’s technology are in the grease, industrial oil, aftermarket additives and coatings markets. PRO initiated sales solicitation of its first product, railroad grease, in the fourth quarter of 2006.

THE LUBRICANT MARKET

TechroBond™ products are intended for use in many applications. Products that can be enhanced by PRO’s technology include engine oils, gear oils, industrial oils, coatings, greases, and hydraulic fluids.

Petroleum Trends International, Inc., a research firm engaged by PRO, estimated the market size during 2005 for industrial coatings, specialty paints and lubricants, and other products that are likely to be enhanced by TechroBond™, and found that it exceeded $56.8 billion.

2005 Estimated Global Sales of Selected
Lubricants & Lubricant Additive Business

Engine Oil	$24.8B
Industrial Coatings	$18.0B
Lubricant Additives	$3.8B
Hydraulic	$3.0B
Grease	$1.8B
Gear Oil	$1.7B
Metalworking Fluid	$3.7B

The ZDDP Market

ZDDP forms an extremely thin layer of an amorphous glassy coating over engine surfaces when heated at high engine temperatures. This new layer of amorphous glassy material is continuously worn away and replenished in place of the metal itself, improving anti-wear and anticorrosion properties. However, the phosphorous in ZDDP also causes these “glassy” deposits to build-up inside an automobile’s catalytic converter, eventually hampering its ability to reduce tailpipe emissions.

ZDDP in engine oil formulations is one of the largest indirect contributors of noxious tailpipe emissions. Automakers and oil formulators agree that there are currently no oils available that meet reduced phosphorous levels and perform to an acceptable standard. About 90 percent of all ZDDP produced is used in automotive engine oils, with the balance used in transmissions, shocks and industrial lubricants.

The EPA is continuously working to reduce CO, HC and NOX tailpipe emissions. In response to new requirements being proposed by environmental regulators, the auto industry is pressuring motor oil manufacturers to reduce or eliminate phosphorus and sulfur, both of which are ingredients in ZDDP.

The use of ZDDP as an anti-wear additive protects the engine but also results in higher friction. In current engines, 10% of the energy is lost due to friction, which reduces mileage.

THE TECHROBOND™ SOLUTION

TechroBond™ technology may be the only economic alternative to ZDDP in engine and lubricating oils.

TechroBond™ Technology Benefits

Laboratory tests by our researchers at The University of Texas at Arlington and elsewhere have demonstrated that use of TechroBond™ results in significantly improved wear protection and mechanical efficiency over that of ZDDP, providing lower levels of phosphorous and sulfur emissions. Other TechroBond™ benefits include:

   •        Significant reduction in the amount of phosphorus required to achieve the same level of wear protection

   •        In lab tests conducted by a major automaker, TechroBond™, by reducing phosphorus emissions to 0.01%, demonstrated better performance than current 0.08% phosphorous oil formulations on the market

   •        Smaller deposits on catalytic converters result in lower replacement costs, by extending the life of catalytic converters, and fewer pollutant emissions

   •        Even a 2% reduction in frictional losses can yield improvements of 10% in fuel economy

IMMEDIATE OPPORTUNITY

In late 2006, PRO’s 10 years of development efforts resulted in the initial sales solicitation of TechroBond™ in the grease market for rail-curve applications.

These greases have been developed to replace expensive molybdenum disulfide (“MoS2” or “Moly”) greases currently available in the marketplace for automotive, railroad, construction, manufacturing, aerospace and heavy engineering applications.

A specialty lubricant manufacturer, the Whitmore Group (www.whitmores.com), is marketing the product under a licensing and distribution agreement. In bench tests conducted by Falex Labs (www.falexint.com), a lubricant testing company, it was reported that in addition to corrosion protection, our TechroBond™ grease product was shown to offer a significant percentage improvement in wear protection for rails when compared to competing formulations. In addition, the cost is substantially lower, primarily due to a reduction of Moly content from three to 0.5 percent.

PRO and Whitmore intend to continue their collaboration to develop additional applications. Fifty million gallons of lubricating greases are sold worldwide each year, totaling revenues of $1.8 billion, with industrial uses composing slightly more than half of the market at 26 million gallons, and automotive uses consuming the balance.

MARKETING/SALES CHANNELS

Commercialization efforts are underway and partnerships are being sought with major chemical and petroleum companies. Management expects to continue extensive formulation research and development with these partners and others, leading to joint ventures, licensing agreements, and other commerce as it rolls out products during the next several years.

The key to these markets resides in advanced development tests and ongoing discussions with leading U.S. industrial and energy companies. These are not research collaborations, but development efforts geared towards bringing additional commercial products to market by 2008. A broad development partnership with The University of Texas at Arlington adds important technical expertise to our development efforts.

FUTURE OPPORTUNITIES

Additional technologies developed by PRO will significantly enhance the performance characteristics of engine oil blends, greases, coatings, gear oils, industrial oils and hydraulic fluids. Product development efforts include:

•                     Research into fluorinated compounds to develop a complete replacement for ZDDP

•                     Research has indicated that nanoparticles of fluorinated transition metals act as catalysts to coat metal surfaces with self-healing films of low-friction compounds similar to PTFE

•                     Alternatives to the high-priced MoS2 additive for grease applications, yields significantly higher weld loads and improved wear performance over a range of application conditions

•                     Other potential applications: anti-friction/anti-graffiti for paint and coatings, enhanced flame retardency and other critical applications

TECHNOLOGICAL SUPERIORITY

TechroBond™ is a patented fluorinated phosphate compound that enhances the performance of antiwear additives to increase the strength of chemical bonds between oils and metal surfaces forming continuous, self-healing coatings. Use of the compound creates a chemical reaction that produces an actual surface modification and enhanced surface protection. The technology has been developed over 10 years by engineers from PRO, The University of Texas at Arlington, and several independent consultants from the lubricant and chemical industries. The Company’s initial studies have shown that fluorinated ZDDP derivatives have superior anti-wear properties relative to ZDDP, and can be used at levels approaching 10-times less in oil lubricants to achieve the same level of wear protection. It uses a liquid chemistry formulation that has been repeatedly shown to provide better anti-wear protection than other additives at a highly competitive cost.

PRO is currently working with a global additive company and a key global supplier to formulate engine oil with the new fluorinated chemistry to run two standardized industry anti-wear engine tests and one EPA certified fuel economy engine test within the next 6 to 9 months.

EXTENSIVE PATENTS

PRO’s proprietary formulation and processes are protected by four U.S. patents, five U.S. patent applications, three continuation-in-part applications, two provisional applications and multiple trade secrets. The Company has filed these patents or patent applications in key jurisdictions in the international market. U.S. patent applications are protected under PCT filings.

FACILITIES

PRO contracts its manufacturing to a third party in Tulsa, Oklahoma where it produces TechroBond™ in quantities sufficient to satisfy our currently forecasted rail-curve demand. Management believes that the current facilities are capable of producing enough product for PRO’s initial markets, but that an expansion may be required if the engine oil market develops substantially. Management estimates that a capital investment of $3-5 million would be required to increase production to one million pounds of TechroBond™ per year.

EXPERIENCED MANAGEMENT/DIRECTORS

PRO enjoys the participation of an elite group of seasoned executives and Board members who bring to PRO their diversity, global experience and senior-level relationships in industry, commerce, law and government. The members of PRO’s management team and Board of Directors include:

•                     Mr. Thomas G. Plaskett - Chairman - Former CEO of Pan Am and Continental Airlines, Mr. Plaskett is the non-executive chairman of Novell Corporation and presiding director of RadioShack. He is also a director of Alcon. Mr. Plaskett holds an MBA from the Harvard University Graduate School of Business Administration and a Bachelor of Industrial Engineering from Kettering University in Flint, Michigan.

•                     Mr. John T. (Cork) Jaeger, Jr. - CEO - Mr. Jaeger has considerable business and marketing background, focused on the automotive industry. He was CEO of Scotts Valley Circuits, Inc., a circuit board manufacturer, and of Galaxy Boat Manufacturer, Inc., a power boat manufacturer. Jaeger served as VP and GM of Trans Pac Equipment Company, a distributor of heavy duty trucks, construction equipment and buses. Cork Jaeger received a B.A. in history from Trinity College in Hartford, CT and continued his education at Cleveland Marshall Law School in Cleveland, OH

•                     Mr. Michael D. Newman - CFO and Senior Vice President — Mr. Newman has 26 years of experience including seven years as a public company CFO and significant international assignments. He was CFO for Radio Shack, Intimate Brands, and Hussmann International. Prior to these positions, Mr. Newman spent over 18 years with GE in a broad range of financial roles. He received a BA in Economics from Amherst College.

•                     Mr. Matt Hawkins - VP of Sales and Marketing - Mr. Hawkins has a strong background in sales & marketing, and has served as a director with Hull and Associates, a turnaround management firm. Subsequently, Mr. Hawkins held numerous positions with NCH Corporation and a division of Eastman Kodak. Mr. Hawkins holds a B.A. in Economics and Business Administration from the University of Texas at Austin.

•                     Mr. Arnold Burns — Director — Mr. Burns has been the chairman of New York-based QuanStar Group, LLC since 2004. Prior to this, he served as a managing director at Natexis Bleichroeder Inc., Arnhold and S. Bleichroeder, Inc., and Proskauer Rose LLP. He also served at the U.S. Department of Justice in Wash., D.C. as an associate attorney general and then as a deputy attorney general.

•                     Mr. Ben DuPont - Director, is founder and president of yet2.com. Yet2.com helps companies scout for and acquire new technology and divest underutilized technology. Yet2.com’s current clients include: Proctor & Gamble, Canon, Siemens, Bayer, Agfa, DuPont and Honeywell. Prior to founding yet2.com, Mr. DuPont spent 13 years with the DuPont organization in a variety of roles including: specialty chemicals, fibers and automotive business units. Mr. DuPont has a BSME from Tufts University.

•                     Mr. T. Allan McArtor - Director — Mr. McArtor is chairman of Airbus North America Holdings, Inc. Before joining Airbus, he founded and served as chairman and CEO of Legend Airlines, a luxury regional airline based at Dallas Love Field. He was also a member of the senior management team of Federal Express. President Reagan appointed Mr. McArtor to serve as the Administrator of the FAA. Mr. McArtor is a 1964 graduate of the U.S. Air Force Academy. In addition, he holds a Masters of Science - Engineering from Arizona State University.

•                     Dr. Michael McMillan - Director - Dr. McMillian formed MLM Consulting Services, providing senior-level consulting services to organizations such as GM Powertrain, ILSAC and selected other organizations in the additive industry. For more than 35 years, Dr. McMillan served with General Motors, where he concentrated on the relationships of fuels and lubricants to their performance in automotive components. He has served as chairman of the International Lubricant Standardization and Approval Committee (ILSAC), co-chairman of the Administrative Guidance Panel which oversaw the API Engine Oil Licensing and Certification System. He was elected a Fellow of the Society of Automotive Engineers in 2002. Dr. McMillan received his BS and MS degrees in Chemical Engineering from the University of Michigan, and a PhD in Chemical Engineering from the Ohio State University.

CONTACTS

Investor Relations	Public Relations	The Company
FOCUS Partners LLC	Michael A. Burns & Associates	Chief Executive Officer
Charles Moskowitz	Susie Lomelino	Cork Jaeger
(617) 633-2259	(214) 521-8596	(214) 849-9880
cm@focuspartners.com	slomelino@mbapr.com	cjaeger@platinumresearch.com

Except for the historical statements contained in this Fact Sheet, statements that relate to future plans, events or performance are forward-looking and involve risks and uncertainties that could cause actual results, events or performance to differ materially from those anticipated in such forward-looking statements. Although the Company believes that the forward-looking statements contained herein are reasonable, it can give no assurance that the Company’s expectations are correct. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks and other factors detailed in the Company’s reports filed with the SEC.